BlackRock Global Opportunities Equity Trust

Cusip: 092501105

Ticker: BOE

Record Date	May 16, 2011
Pay Date	May 31, 2011

Distribution Amount per share	$0.568750

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.095947	17%	$0.119879	7%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.472803	83%	$1.586371	93%

Total (per common share)	$0.568750	100%	$1.706250	100%

Average annual total return (in relation to NAV) for the 5-year period ending on April 30, 2011				5.02%

Annualized current distribution rate expressed as a percentage of NAV as of April 30, 2011				11.72%

Cumulative total return (in relation to NAV) for the fiscal year through April 30, 2011				10.50%

Cumulative fiscal year distributions as a percentage of NAV as of April 30, 2011				5.86%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Trust estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number:  888-825-2257

BlackRock Global Opportunities Equity Trust

Cusip: 092501105

Ticker: BOE

Record Date	August 15, 2011
Pay Date	August 31, 2011

Distribution Amount per share	$0.568750

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date

Net Investment Income	$0.030367	5%	$0.149897	7%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.538383	95%	$2.125103	93%

Total (per common share)	$0.568750	100%	$2.275000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on July 31, 2011				5.22%

Annualized current distribution rate expressed as a percentage of NAV as of July 31, 2011				12.45%

Cumulative total return (in relation to NAV) for the fiscal year through July 31, 2011				7.26%

Cumulative fiscal year distributions as a percentage of NAV as of July 31, 2011				9.33%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Trust estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number:  888-825-2257